UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

                                 FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) March 13, 2007

                             DigiCurve, Inc.
         (Exact name of registrant as specified in its charter)

                                 Nevada
             (State or other jurisdiction of incorporation)

                              333-1304471
                         (Commission File Number)

                              20-1480203
                     (IRS Employer Identification No.)

                   2764 Lake Sahara Drive, Suite 111
                       Las Vegas, Nevada  89117
             (Address of principal executive offices)(Zip Code)

                           (604) 331-1459
           Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
        CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events.

Effective March 13, 2007, the board of directors of Digicurve, Inc., appointed Gregory Brown to the Board of Directors.

From 2005 to the present, Mr. Brown has been Managing Director of International Business Development for First Wall Street International Capital Corporation, New York, NY. First Wall Street is a private investment-banking group that in addition to managing its own portfolio also acts as advisor specializing in facilitating international/cross border opportunities for clients and/or companies on a global basis.

From 2001 until 2005 Mr. Brown served as Executive Director AFCORP Investments Ltd. Johannesburg, South Africa. AFCORP is a private investment holding company engaged in the financial services sector in Southern Africa. At AFCORP Mr. Brown assisted in structuring financial transactions, raise finance, identify potential joint-venture partners and navigate the bureaucratic and political landscape.

From 2000 until 2003, he served as Founder of EqTechnologies, Inc., a London, United Kingdom based management/consulting firm focused on growing high-tech industries in developing nations through technology transfer and joint ventures. Most of EQTI's activities and relationships have since merged into AFCORP.

From 1998 until 2003 Managing Director Fortrend International, New York City. Fortrend International, is a New York investment bank specializing in structuring tax-advantaged transactions for its clients, primarily Fortune 500 companies and high-net worth individuals from around the world. At Fortrend, Mr. Brown assisted with the set up of the company's international business development activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DigiCurve, Inc,
                                          (Registrant)


Date: March 15, 2007                       By: /s/ John Paul Erickson
                                               ----------------------
                                           Name:  John Paul Erickson
                                           Title: President